UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: August 28, 2001

THE DIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	51-0374887 (I.R.S. Employer Identification No.)

15501 NORTH DIAL BOULEVARD SCOTTSDALE, ARIZONA (Address of Principal Executive Offices)	85260-1619 (Zip Code)

Registrant’s Telephone Number, Including Area Code (480) 754-3425

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On August 28, 2001, Dial sold all of the stock of its wholly-owned subsidiary, Sarah Michaels, Inc., and inventory, other operating, intellectual property and other intangible assets associated with its Specialty Personal Care (“SPC”) business. The SPC business included the businesses conducted under the Sarah Michaels and Freeman trademarks. The sale was made pursuant to the terms of a purchase agreement dated August 28, 2001 among Dial and SMILLC Holding Co., Inc., a Delaware corporation and wholly-owned subsidiary of Dial, as sellers, and FASMA, LLC, a Delaware limited liability company, as purchaser. A copy of the purchase agreement is attached as Exhibit 2. A copy of the press release announcing the sale is attached as Exhibit 99.

Dial retained all accounts receivable and accounts payable relating to the Specialty Personal Care business generated prior to August 28, 2001. As consideration for the sale, Dial received aggregate purchase price consideration of $12 million, which consisted of $8 million in cash and two subordinated promissory notes in the amount of $2 million each and which bear interest at the rate of 10% per annum. One of the notes is due and payable on December 28, 2001 and the other on January 25, 2002. As security for payment under the foregoing notes, Dial received a first priority security interest in the four primary Freeman and Sarah Michaels trademarks.

As a result of the sale, Dial currently expects to recognize in the third quarter of 2001 a loss of approximately $200 million after tax, net of an estimated current tax benefit of approximately $40 million. This estimated $40 million current tax benefit currently is expected to result in cash savings in the third and fourth quarters of 2001 and the first quarter of 2002. The approximate $200 million loss on the sale of SPC primarily is comprised of the write-off of goodwill and inventories. In addition, Dial estimates that the sale resulted in an approximate $50 million capital loss, which may provide tax benefits in the future to offset any future capital gains.

Dial previously had disclosed that it believed a sale of its Specialty Personal Care business would result in a loss in the range of $180 to $200 million after tax. The actual loss incurred could differ materially if (1) the purchase of the Specialty Personal Care business does not, or is not able to, comply with its obligations under the purchase agreement, including its obligation to fund working capital requirements and to bear the costs of product returns and deductions post-closing, (2) we are unable to sublease our facility in Dedham, Massachusetts, within the time frame and/or at the rent we currently anticipate, or (3) we experience higher than anticipated product returns and deductions after the sale.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

A. Pro Forma Financial Information.

The accompanying Pro Forma Consolidated Balance Sheet of Dial as of June 30, 2001 and Pro Forma Statements of Consolidated Operations for the six months ended June 30, 2001 and for the year ended December 31, 2000, have been prepared to reflect the historical financial position and results of continuing operations as adjusted for reclassification of the SPC business as a discontinued operation. The historical results of operations of the SPC business up to its respective date of disposition and the estimated loss on the sale of SPC will be reported as a discontinued operation in Dial’s future financial statements.

In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made.

The Pro Forma Consolidated Balance Sheet has been prepared as if the SPC sale occurred on June 30, 2001, and the Pro Forma Statements of Consolidated Income have been prepared as if the sale of SPC occurred on the first day of the respective periods presented. The pro forma financial information is unaudited and is not necessarily indicative of the results that would have occurred if the transactions had been consummated as of June 30, 2001, or at the beginning of the respective periods presented. Dial expects that the net proceeds will be used to repay debt. However, historical interest amounts have not been adjusted in the pro forma financial information and any pro forma interest adjustment would not be considered significant.

Dial’s continuing operations included a $48.4 million charge in 2000 primarily related to severance costs for prior management, closure of the Bristol, Pennsylvania dry detergent plant and restructuring of the domestic and international sales organizations.

The pro forma consolidated financial information should be read in conjunction with the accompanying Notes to Pro Forma Consolidated Financial Statements and the historical consolidated financial statements and related notes to consolidated financial statements of Dial.

THE DIAL CORPORATION
Pro Forma Consolidated Balance Sheet
June 30, 2001
(Dollars in thousands)

		Reclassify to
		Discontinued		Pro Forma
	Historical	Operations		Adjustments		Pro Forma

ASSETS

Current Assets:

Cash and cash equivalents	$7,977	$—		$8,000	(b)	$15,977

Receivables, less allowance of $6,046	129,486					129,486

Inventories	167,975	(30,728	) (a)			137,247

Deferred income taxes	18,961					18,961

Other current assets	8,304			39,000	(c)	47,304

Total current assets	332,703	(30,728)		47,000		348,975

Property and equipment, net	277,140	(5,787	) (a)			271,353

Deferred income taxes	47,350					47,350

Intangibles, net	619,662	(190,155	) (a)			429,507

Other assets	34,476					34,476

	$1,311,331	$(226,670)		$47,000		$1,131,661

LIABILITIES & STOCKHOLDERS’ EQUITY

Current Liabilities:

Trade accounts payable	$115,696					$115,696

Short-term borrowings	78,999					78,999

Other current liabilities	129,493			17,000	(d)	146,493

Total current liabilities	324,188			17,000		341,188

Long-term debt	448,467					448,467

Pension and other benefits	214,340					214,340

Other liabilities	6,964			2,000	(d)	8,964

Total liabilities	993,959			19,000		1,012,959

Preferred stock, $.01 par value, 10,000,000 shares authorized; no shares issued and outstanding	—					—

Common stock, $.01 par value, 300,000,000 authorized; 105,712,924 shares issued	1,057					1,057

Additional capital	412,329					412,329

Retained income	174,141	(226,670	) (a)	28,000		(24,529)

Accumulated other comprehensive loss	(3,697)					(3,697)

Employee benefits	(51,359)					(51,359)

Treasury stock, 10,823,060 shares held	(215,099)					(215,099)

Total stockholders’ equity	317,372	(226,670)		28,000		118,702

	$1,311,331	$(226,670)		$47,000		$1,131,661

See Notes to Pro-Forma Consolidated Financial Statements

THE DIAL CORPORATION
Pro Forma Statement of Consolidated Operations
Year Ended December 31, 2000
(In thousands, except per share data)

		Reclassify to
		Discontinued
	Historical (1)	Operations (2)		Pro Forma (3)

Net sales	$1,638,540	$116,266	(a)	$1,522,274

Costs and expenses:

Cost of products sold	847,413	76,220	(a)	771,193

Asset writedowns and discontinued product inventories as a result of restructuring and special charges	49,174	38,655	(a)	10,519

	896,587	114,875		781,712

Selling, general and administrative expenses	664,422	61,225	(a)	603,197

Special charges and other asset writedowns	18,190	10,773	(a)	7,417

	682,612	71,998		610,614

Total costs and expenses	1,579,199	186,873		1,392,326

Operating income (loss)	59,341	(70,607)		129,948

Interest and other expenses	(50,306)			(50,306)

Net loss of joint ventures (including special charges of $30,471)	(37,615)			(37,615)

Special gain	9,243			9,243

Income (loss) on continuing operations before income taxes	(19,337)	(70,607)		51,270

Income taxes (benefit) on continuing operations	(8,329)	(25,102	) (a)	16,773

NET INCOME (LOSS)	$(11,008)	$(45,505)		$34,497

NET INCOME (LOSS) PER SHARE — BASIC	$(0.12)	$(0.49)		$0.37

NET INCOME (LOSS) PER SHARE — DILUTED	$(0.12)	$(0.49)		$0.37

Weighted Average Basic shares outstanding	92,237	92,237		92,237

Weighted Average Diluted shares outstanding	92,237	92,237		92,237

(1)	Includes restructuring and special charges of $97.8 million ($63.8 million after tax or $0.69 per share), partially offset by a gain on special items of $9.2 million ($5.8 million after tax of $0.06 per share).

(2)	Includes restructuring and special charges of $49.4 million ($31.5 million after tax or $0.34 per share).

(3)	Includes restructuring and special charges of $48.4 million ($32.3 million after tax or $0.35 per share), partially offset by a gain on special items of $9.2 million ($5.8 million after tax of $0.06 per share).

See Notes to Pro Forma Consolidated Financial Statements

THE DIAL CORPORATION
Pro Forma Statement of Consolidated Operations
Six Months Ended June 30, 2001
(In thousands, except per share data)

		Reclassify to
		Discontinued
	Historical	Operations		Pro Forma

Net sales	$830,686	$24,413	(a)	$806,273

Costs and expenses:

Cost of products sold	421,888	13,608	(a)	408,280

Selling, general and administrative expenses	341,203	14,657	(a)	326,546

Total costs and expenses	763,091	28,265		734,826

Operating income (loss)	67,595	(3,852)		71,447

Interest and other expenses	(25,895)			(25,895)

Net earnings of joint ventures	2,003			2,003

Income (loss) on continuing operations before income taxes	43,703	(3,852)		47,555

Income taxes (benefit) on continuing operations	15,865	(966	) (a)	16,831

NET INCOME (LOSS)	$27,838	$(2,886)		$30,724

NET INCOME (LOSS) PER SHARE — BASIC	$0.30	$(0.03)		$0.34

NET INCOME (LOSS) PER SHARE — DILUTED	$0.30	$(0.03)		$0.34

Weighted Average Basic shares outstanding	91,326	91,326		91,326

Weighted Average Diluted shares outstanding	91,625	91,625		91,625

See Notes to Pro Forma Consolidated Financial Statements

(a)	Dial sold the inventories, fixed assets and intangibles of the SPC business on August 28, 2001. Dial retained the receivables and liabilities of the SPC business arising prior to closing. This pro forma entry is to reclassify the sold assets of the SPC segment as discontinued operations and to eliminate the operating accounts of such business from continuing operations. General corporate administrative expenses previously allocated to the SPC segment have been reallocated to continuing operations.

(b)	To record the sale of the SPC business for $8 million in cash. Additional consideration of $4 million in promissory notes has not been recorded by Dial because of uncertainties regarding the realizability of such amounts. This additional $4 million of contingent consideration will be recorded when received by Dial.

(c)	To record the estimated income tax effect of recording the sale of SPC.

(d)	To record certain estimated exit costs and estimated transaction costs necessary to dispose of the SPC business.

B. Exhibits.

The following exhibit is filed herewith. The exhibit number corresponds with Item 601(b) of Regulation S-K.

Exhibit No.	Description

2	Purchase Agreement dated August 28, 2001 among The Dial Corporation, SMILLC Holding Co., Inc. and FASMA, LLC. Pursuant to Item 601(b)(2) of Regulation S-K, and subject to claims of confidentiality pursuant to Rule 24B-2 under the Securities Exchange Act of 1934, upon the request of the Commission, the Registrant undertakes to furnish supplementally to the Commission a copy of any schedule or exhibit to the Purchase Agreement.

99	Press Release dated August 28, 2001

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Dial Corporation
September 5, 2001

/s/ Conrad A. Conrad
Executive Vice President and Chief Financial Officer